Exhibit 23.1

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statements on:

Form S-3 Nos.: 333-146731, 333-146220, 333-130051, 333-128506, 333-126750, 333-117770, 333-117785, 333-116771, 333-116775, 333-116773, 333-116822, 333-68500, 333-52826, 333-42807, 333-37567, 333-22437, 333-19719 and 333-14959, and

Form S-8 Nos.: 333-145108, 333-142109, 333-125827, 333-112967, 333-64476, 333-47350, 333-31666, 333-31634, 333-92217, 333-73119 and 033-54547

of JPMorgan Chase & Co. or its affiliates of our report dated February 20, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 29, 2008

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